Exhibit 23.1

                               Arthur Andersen LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports dated February 23, 1996 on the HMH HPT Courtyard, Inc. financial statements as of December 29, 1995 and the Initial Hotel's combined financial statements as of August 22, 1995 (and to all references to our Firm) included in the Hospitality Properties Trust Form 10-K for the fiscal year ended December 31, 1995.

                                                      /s/ Arthur Andersen LLP

Washington, D.C.
March 28, 1996